THIRD SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of September 27, 2000, among Trenwick Group Inc., a Delaware corporation ("Trenwick"), Trenwick America Corporation, a Delaware corporation ("Trenwick America") and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H


         WHEREAS, pursuant to the Indenture (the "Original Indenture"), dated as of December 1, 1995, between Piedmont Management Company Inc. ("Piedmont") and the Trustee, Piedmont issued its Contingent Interest Notes Due June 30, 2006 (collectively, the "Securities");

         WHEREAS, on December 13, 1995, Piedmont merged with and into Chartwell Re Corporation ("Chartwell"), and upon consummation of such merger (the "Piedmont Merger"), all of the debts, liabilities, duties and obligations of Piedmont became the debts, liabilities, duties and obligations of Chartwell, including, without limitation, the debts, liabilities, duties and obligations of Piedmont under the Original Indenture;

         WHEREAS, on consummation of the Piedmont Merger, the assumption of the debts, liabilities, duties and obligations of Piedmont under the Original Indenture was evidenced by the execution and delivery by Piedmont, Chartwell and the Trustee of a First Supplemental Indenture dated as of December 13, 1995 (the "First Supplement");

         WHEREAS, on October 27, 1999, Chartwell merged with and into Trenwick (the "Chartwell Merger"), and upon consummation of the Chartwell Merger, all of the debts, liabilities, duties and obligations of Chartwell became the debts, liabilities, duties and obligations of Trenwick, including, without limitation, the debts, liabilities, duties and obligations of Chartwell under the Original Indenture, as amended by the First Supplement;

         WHEREAS, on consummation of the Chartwell Merger, the assumption of the debts, liabilities, duties and obligations of Chartwell under the Original Indenture, as amended by the First Supplement, was evidenced by the execution and delivery by Chartwell, Trenwick and the Trustee of a Second Supplemental Indenture dated as of October 27, 1999 (the "Second Supplement" and the Original Indenture, as so supplemented by the First Supplement and the Second Supplement, the "Indenture");

         WHEREAS, Trenwick, LaSalle Re Holdings Limited, LaSalle Re Limited and Trenwick Group Ltd. (formerly Gowin Holdings International Limited) have entered into an Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization, dated as of March 20, 2000, in connection with which Trenwick will transfer substantially all of its assets and liabilities to Chartwell Re Holdings Corporation ("Chartwell Re") and Chartwell Re will merge with and into Trenwick America (the "Asset Transfer");


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

         WHEREAS, upon consummation of the Asset Transfer, all of the debts, liabilities, duties and obligations of Trenwick will become the debts, liabilities, duties and obligations of Trenwick America, including without limitation the debts, liabilities, duties and obligations of Trenwick under the Indenture;

         WHEREAS, Section 5.1 of the Indenture provides in pertinent part that Trenwick may consummate the Asset Transfer, and that, in the event thereof, Trenwick America shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the obligations of Trenwick under the Indenture;

         WHEREAS, Section 5.1 of the Indenture provides in pertinent part that in connection with the Asset Transfer, Trenwick is required to deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Asset Transfer and supplemental indenture in respect thereto comply with the provisions described in the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with;

         WHEREAS, Section 5.2 of the Indenture provides in pertinent part that upon the Asset Transfer, the successor Person to which Trenwick transferred substantially all of its assets and liabilities shall succeed to, and be substituted for, and may exercise every right and power of Trenwick under the Indenture with the same effect as if such successor Person had been named as Trenwick therein;

         WHEREAS, Section 9.1 of the Indenture provides in pertinent part that Trenwick and the Trustee may supplement the Indenture without the consent of any Holder of a Security to provide for the assumption of Trenwick's obligations under the Indenture to the Holders in the case of a transfer by Trenwick of substantially all of its assets pursuant to Article 5 of the Indenture upon request of Trenwick accompanied by a resolution of the Board of Directors of Trenwick authorizing the execution of such supplemental indenture; and

         WHEREAS, all things necessary to make this Supplemental Indenture and the statements in the Officers' Certificate and opinion of Counsel delivered in connection therewith a valid and binding agreement of Trenwick and Trenwick America in accordance with its terms have been done;

         NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities as follows:

         SECTION 1. Trenwick America hereby expressly assumes all of the obligations of Trenwick under the Indenture, including the obligation to make due and punctual payment of the Payment Amount and the performance of every covenant, agreement and obligation on the part of Trenwick under the Indenture.

         SECTION 2. Pursuant to Section 5.2 of the Indenture, Trenwick America hereby succeeds to, and is substituted for, and may exercise every right and power of Trenwick under the Indenture with the same effect as if Trenwick America had been named as Trenwick therein.

         SECTION 3. After the execution and delivery of this Supplemental Indenture, any Securities authenticated and delivered in substitution for, or in lieu of, Securities then outstanding and all Securities presented or delivered to the Trustee on and after such date for such purpose shall be stamped, typed or otherwise affixed with a notation as follows:

                  TRENWICK AMERICA CORPORATION, A DELAWARE CORPORATION, HAS EXPRESSLY ASSUMED ALL OF THE OBLIGATIONS OF PIEDMONT MANAGEMENT COMPANY INC., CHARTWELL RE CORPORATION AND TRENWICK GROUP INC. UNDER THE INDENTURE, INCLUDING THE OBLIGATION TO MAKE DUE AND PUNCTUAL PAYMENT OF THE PAYMENT AMOUNT (AS DEFINED IN THE INDENTURE) AND THE PERFORMANCE OF EVERY COVENANT, AGREEMENT AND OBLIGATION ON THE PART OF THE COMPANY UNDER THE INDENTURE. REFERENCE IS HEREBY MADE TO THE THIRD SUPPLEMENTAL INDENTURE, DATED AS OF SEPTEMBER 27, 2000, COPIES OF WHICH ARE ON FILE WITH THE TRUSTEE.

         SECTION 4. The Trustee accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

         SECTION 5. The Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

         SECTION 6. The recitals contained in this Supplemental Indenture and the statements in the Officers' Certificate and Opinion of Counsel delivered in connection herewith shall be taken as statements of Trenwick America and Trenwick, and the Trustee shall have no responsibility for their correctness.

         SECTION 7. This Supplemental Indenture shall become effective upon, and simultaneously with, the effective time of the Asset Transfer.

         SECTION 8. The internal laws of the State of New York shall govern this Supplemental Indenture.

         SECTION 9. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 10. Capitalized terms not otherwise defined herein are defined as set forth in the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    TRENWICK AMERICA CORPORATION


                                    By: /s/ James F. Billett, Jr.
                                        ----------------------------------
                                        Name:  James F. Billett, Jr.
                                        Title: Chairman, President and Chief
                                               Executive Officer
Attest:


By:  /s/ John V. Del Col
     -----------------------
     Name:    John V. Del Col
     Title:   Senior Vice President
              General Counsel and
              Secretary

                                    TRENWICK GROUP INC.


                                    By: /s/ James F. Billett, Jr.
                                        ----------------------------------
                                        Name:  James F. Billett, Jr.
                                        Title: Chairman, President and Chief
                                               Executive Officer
Attest:


By:  /s/ John V. Del Col
     -----------------------
     Name:  John V. Del Col
     Title: Senior Vice President,
            General Counsel and
            Secretary

                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/ Kathy A. Larimore
                                        ----------------------------------
                                        Name:   Kathy A. Larimore
                                        Title:  Assistant Vice President
Attest:

By:  /s/ Susan T. Keller
     -----------------------
     Name:   Susan T. Keller
     Title:  Vice President



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